EXHIBIT 99.1

Peakstone Realty Trust Reports
Third Quarter 2024 Results
- Completed 147,400 square feet of Leasing at Significant Spreads
- Multiple Sales Meaningfully reduced Other Segment (now approximately 10% of ABR)
- Strong Foundation for Growth

El Segundo, Calif. (October 30, 2024) - Peakstone Realty Trust (the "Company") (NYSE: PKST), a real estate investment trust that owns and operates a high-quality, newer-vintage portfolio of predominantly single-tenant industrial and office properties, today announced its financial results for the quarter ended September 30, 2024.

Michael Escalante, CEO commented, “As a result of our team’s dedication and strategic approach, I am excited to announce that we have laid the groundwork for the next phase of our business plan – growing our Industrial Segment. Thanks to our demonstrated ability to generate positive leasing outcomes and sell office assets, we have nearly eliminated our Other Segment, secured a sustainable capital structure through the successful amendment and extension of our credit facility, and fully exited our office joint venture. We are proud of what we have achieved and the momentum we have built. With our strong balance sheet, we look forward to exploring areas for industrial expansion as we advance our strategic transition and maximize long-term value for shareholders.”

Third Quarter 2024 Highlights
•Revenue of approximately $55.0 million.
•Net loss of approximately $(26.5) million; net loss attributable to common shareholders of approximately $(24.4) million, or $(0.67) per basic and diluted share.
•Adjusted Funds from Operations (“AFFO”) of $0.65 per basic and diluted share/unit.
•Same Store Cash Net Operating Income (“Same Store Cash NOI”) of approximately $42.0 million, a 0.9% decrease compared to the same quarter last year.
•Completed 147,400-square-feet of leasing at a weighted average 47% GAAP and 29% cash releasing spread.
•Sold four properties for approximately $40 million.
•Paid a dividend of $0.225 per common share.

Portfolio
The Company’s portfolio had the following characteristics as of September 30, 2024:

Segment	Number of Properties	Percentage Leased (based on rentable square feet)	Weighted Average Lease Term (WALT) (in years)	Investment Grade % Wtd. Avg. Based on ABR	Percentage of ABR
Industrial	19	100.0%	6.3	58.0%	27.5%
Office	33	98.7%	7.2	60.0%	61.8%
Other	10	65.4%	3.8	41.4%	10.7%
Total / Weighted-Average	62	95.6%	6.6	57.4%	100.0%

Transaction Activity
The Company sold four properties totaling 338,400 square feet for approximately $40 million. The sales include:

Office Segment:
•One non-stabilized office property totaling 58,000 square feet was sold for $7.6 million.

Other Segment:
•One stabilized industrial property totaling 61,200 square feet was sold for $8.6 million.
•One stabilized office property totaling 99,200 square feet was sold for $19.5 million.
•One non-stabilized office property totaling 120,000 square feet was sold for $4.1 million.

Leasing Activity
Industrial Segment:
•Executed a 120,600-square-foot, 10-year lease extension at an industrial property in Auburn Hills, MI. The extension terms resulted in a 41% GAAP and 20% cash releasing spread and increased the annual rent escalations from 1.75% to 3.00%.

Other Segment:
•Executed a 26,800-square-foot, two-year new lease at an office property in Las Vegas, NV at a 75% GAAP and 71% cash releasing spread compared to the expiring rent for the same space.

Financial Results for the Third Quarter

Revenue
Total revenue was approximately $55.0 million compared to $61.7 million for the same quarter last year. The change in revenue was primarily due to the execution of strategic dispositions.

Net Loss Attributable to Common Shareholders
Net loss attributable to common shareholders was approximately $(24.4) million, or $(0.67) per basic and diluted share, compared to net loss attributable to common shareholders of approximately $(127.6) million, or $(3.55) per basic and diluted share, for the same quarter last year. The difference was primarily due to changes in revenue resulting from the execution of strategic dispositions, changes in non-cash charges, and gains and losses from asset sales.

AFFO
AFFO was approximately $25.7 million, or $0.65 per basic and diluted share/unit, compared to $30.7 million, or $0.78 per basic and diluted share/unit, for the same quarter last year.

Same Store Cash NOI
Same Store Cash NOI was approximately $42.0 million compared to $42.3 million for the same quarter last year.

Balance Sheet
During the quarter, the Company amended and extended its credit facility further improving its financial flexibility and solidifying its long-term debt profile. Below is a table showing quarter-end balance sheet metrics.

Metric	Balance Sheet As of September 30, 2024
Outstanding Facility Balance (in millions)	$750
Cash Balance (in millions)	$242
Available Capacity (in millions)	$157
Total Liquidity (in millions)	$399
Net Debt (in millions)	$941
Weighted Average Debt Maturity	3.3 years
Fixed Rate Debt, including Swaps (%)	100%
SOFR Interest Rate Swaps (Wtd. Avg. Rate)	$750mm through 7/1/25 at 1.97% $550mm from 7/1/25-7/1/29 at 3.58%
Consolidated Wtd. Avg. Interest Rate (including Swaps)	3.95%
Net Debt to Normalized EBITDAre	6.2x

Dividends
The Board of Trustees approved a dividend for the quarter ended December 31, 2024 in the amount of $0.225 per common share that is payable on January 17, 2025 to holders of record of the Company’s common shares on December 31, 2024.

As previously announced, the Company paid a dividend for the third quarter in the amount of $0.225 per common share on October 17, 2024 to holders of record of the Company’s common shares on September 30, 2024.

Third Quarter 2024 Earnings Webcast
The Company will host a webcast to present the third quarter results on Wednesday, October 30, 2024 at 5:00 p.m. Eastern Time. To access the webcast, please visit https://investors.pkst.com/investors/events-and-presentations/events/event-details/2024/Third-Quarter-2024-Earnings-Call/default.aspx at least ten minutes prior to the scheduled start time to register and install any necessary software. A replay of the webcast will be available on the Company’s website shortly after the initial presentation. To access by phone, please use the following dial-in numbers. For domestic callers, please dial 1-877-407-9716; for international callers, please dial 1-201-493-6779.

About Peakstone Realty Trust
Peakstone Realty Trust (NYSE: PKST) is an internally managed real estate investment trust (REIT) that owns and operates a high-quality, newer-vintage portfolio of predominantly single-tenant industrial and office properties. These assets are generally leased to creditworthy tenants under long-term net lease agreements with contractual rent escalations and are situated in primarily high-growth, strategic coastal and sunbelt markets.

Additional information is available at www.pkst.com.

Investor Relations:
ir@pkst.com

Cautionary Statement Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this document reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; market volatility; inflation; any potential recession or threat of recession; interest rates; disruption in the debt and banking markets; tenant, geographic concentration, and the financial condition of our tenants; competition for tenants and competition with sellers of similar properties if we elect to dispose of our properties; our access to, and the availability of capital; whether we will be able to refinance or repay debt; whether work-from-home trends or other factors will impact the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases as they expire; whether we will re-lease available space above or at current market rental rates; future financial and operating results; our ability to manage cash flows; dilution resulting from equity issuances; expected sources of financing, including the ability to maintain the commitments under our revolving credit facility, and the availability and attractiveness of the terms of any such financing; legislative and regulatory changes that could adversely affect our business; cybersecurity incidents or disruptions to our or our third party information technology systems; our ability to maintain our status as a REIT and our Operating Partnership as a partnership for U.S. federal income tax purposes; our future capital expenditures, operating expenses, net income, operating income, cash flow and developments and trends of the real estate industry; whether we will be successful in the pursuit of our business plans, objectives, expectations and intentions, including any acquisitions, investments, or dispositions; whether we will succeed in our investment objectives; any fluctuation and/or volatility of the trading price of our common shares; risks associated with our dependence on key personnel whose continued service is not guaranteed; and other factors, including those risks disclosed in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.
While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this document. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this document, except as required by applicable law. We caution investors not to place undue reliance on any forward-looking statements, which are based only on information currently available to us.

Notice Regarding Non-GAAP Financial Measures: In addition to U.S. GAAP financial measures, this document contains and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the Appendix if the reconciliation is not presented on the page in which the measures are published.

PEAKSTONE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except units and share amounts)

	September 30, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$241,550	$391,802
Restricted cash	25,181	9,208
Real estate:
Land	212,312	231,175
Building and improvements	1,836,900	1,968,314
Tenant origination and absorption cost	370,946	402,251
Construction in progress	1,017	8,371
Total real estate	2,421,175	2,610,111
Less: accumulated depreciation and amortization	(554,820)	(550,552)
Total real estate, net	1,866,355	2,059,559
Intangible assets, net	27,603	29,690
Deferred rent receivable	65,511	63,272
Deferred leasing costs, net	16,842	19,112
Goodwill	74,052	78,647
Right of use assets	33,369	33,736
Interest rate swap asset	12,042	26,942
Other assets	45,373	27,446
Real estate assets and other assets held for sale, net	36,456	50,211
Total assets	$2,444,334	$2,789,625
LIABILITIES AND EQUITY
Debt, net	1,168,010	1,435,923
Interest rate swap liability	10,255	—
Distributions payable	8,436	8,344
Due to related parties	589	573
Intangible liabilities, net	13,884	16,023
Lease liability	46,860	46,281
Accrued expenses and other liabilities	62,862	78,229
Liabilities held for sale	1,267	539
Total liabilities	1,312,163	1,585,912
Commitments and contingencies (Note 13)
Shareholders’ equity:
Common shares, $0.001 par value; shares authorized, 800,000,000; shares outstanding in the aggregate, 36,377,254 and 36,304,145 as of September 30, 2024 and December 31, 2023, respectively	37	36
Additional paid-in capital	2,996,900	2,990,085
Cumulative distributions	(1,100,893)	(1,076,000)
Accumulated deficit	(850,992)	(827,854)
Accumulated other comprehensive income	2,791	25,817
Total shareholders’ equity	1,047,843	1,112,084
Noncontrolling interests	84,328	91,629
Total equity	1,132,171	1,203,713
Total liabilities and equity	$2,444,334	$2,789,625

PEAKSTONE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended September 30,
	2024	2023
Revenue:
Rental income	$54,960	$61,713
Expenses:
Property operating expense	6,400	7,829
Property tax expense	4,286	5,077
Property management fees	415	440
General and administrative expenses	9,122	9,653
Corporate operating expenses to related parties	141	257
Depreciation and amortization	22,742	25,003
Real estate impairment provision	42,894	—
Total expenses	86,000	48,259
(Loss) income before other income (expenses)	(31,040)	13,454
Other income (expenses):
Interest expense	(14,140)	(16,126)
Other income, net	3,592	3,654
Net loss from investment in unconsolidated entity	—	(144,598)
Extinguishment of debt	(508)	—
Gain from disposition of assets	16,125	3,748
Transaction expenses	(578)	(80)
Net loss	(26,549)	(139,948)
Net loss attributable to noncontrolling interests	2,154	12,353
Net loss attributable to controlling interests	(24,395)	(127,595)
Net loss attributable to common shareholders	$(24,395)	$(127,595)
Net loss attributable to common shareholders per share, basic and diluted	$(0.67)	$(3.55)
Weighted-average number of common shares outstanding, basic and diluted	36,374,407	35,975,483

PEAKSTONE REALTY TRUST
Funds from Operations and Adjusted Funds from Operations
(Unaudited; in thousands except share and per share amounts)

Our reported results are presented in accordance with GAAP. We also disclose Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”) both of which are non-GAAP financial measures. We believe these two non-GAAP financial measures are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs.

We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable real estate assets, adding back impairment write-downs of depreciable real estate assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred dividends. Because FFO calculations exclude such items as depreciation and amortization of depreciable real estate assets and gains and losses from sales of depreciable real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.

Additionally, we use AFFO as a non-GAAP financial measure to evaluate our operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of share-based compensation net, deferred rent, amortization of in-place lease valuation, acquisition or investment-related costs, financed termination fee, net of payments received, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, write-off transaction costs and other one-time transactions. We believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry and is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies. Management believes that AFFO is a beneficial indicator of our ongoing portfolio performance and isolates the financial results of our operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results.

By providing FFO and AFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities. FFO and AFFO have been revised to include amounts available to both common shareholders and limited partners for all periods presented.

For all of these reasons, we believe the non-GAAP measures of FFO and AFFO, in addition to net income (loss) are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of our cash available to fund the payment of dividends since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and AFFO. The use of AFFO as a measure of long-term operating performance on value is also limited if we do not continue to operate under our current business plan. FFO and AFFO should not be viewed as a more prominent measure of performance than net income (loss) and each should be reviewed in connection with GAAP measurements.

Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, NAREIT may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.

	Three Months Ended September 30,
	2024	2023
Net loss	$(26,549)	$(139,948)
Adjustments:
Depreciation of building and improvements	15,504	16,351
Amortization of leasing costs and intangibles	7,336	8,750
Impairment provision, real estate	42,894	—
Equity interest of depreciation of building and improvements - unconsolidated entity	—	8,365
Gain from disposition of assets, net	(16,125)	(3,748)
FFO	23,060	(110,230)
FFO attributable to common shareholders and limited partners	$23,060	$(110,230)
Reconciliation of FFO to AFFO:
FFO attributable to common shareholders and limited partners	$23,060	$(110,230)
Adjustments:
Revenues in excess of cash received, net	(2,197)	(822)
Amortization of share-based compensation	2,025	2,444
Deferred rent - ground lease	423	428
Unrealized loss (gain) on investments	(230)	89
Amortization of above/(below) market rent, net	(269)	(421)
Amortization of debt premium/(discount), net	12	101
Amortization of ground leasehold interests	(98)	(98)
Amortization of below tax benefit amortization	377	377
Amortization of deferred financing costs	1,457	662
Company's share of amortization of deferred financing costs- unconsolidated entity	—	10,774
Company's share of revenues in excess of cash received (straight-line rent) - unconsolidated entity	—	(631)
Company's share of amortization of above market rent - unconsolidated entity	—	(218)
Write-off of transaction costs	43	83
Extinguishment of debt	508	—
Transaction expenses	578	80
Impairment provision, investment in unconsolidated entity	—	129,334
Write-off of Company's share of accumulated other comprehensive income - unconsolidated entity	—	(1,226)
AFFO available to common shareholders and limited partners	$25,689	$30,726
FFO per share/unit, basic and diluted	$0.58	$(2.79)
AFFO per share/unit, basic and diluted	$0.65	$0.78

Weighted-average common shares outstanding - basic and diluted shares	36,374,407	35,975,483
Weighted-average OP Units outstanding (1)	3,211,894	3,482,977
Weighted-average common shares and OP Units outstanding - basic and diluted FFO/AFFO	39,586,301	39,458,460
(1)Represents weighted-average outstanding common units of the Company’s operating partnership, PKST OP, L.P., that are owned by unitholders other than Peakstone Realty Trust. Represents the noncontrolling interest in the Company's operating partnership.

PEAKSTONE REALTY TRUST
Net Operating Income, including Cash and Same Store Cash NOI
(Unaudited; in thousands)

Net operating income (“NOI”) is a non-GAAP financial measure calculated as net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, impairment of goodwill, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, investment income or loss, termination income and equity in earnings of any unconsolidated real estate joint ventures. NOI on a cash basis (“Cash NOI”) is NOI adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease intangibles adjustments required by GAAP. Cash NOI for our Same Store portfolio (“Same Store Cash NOI”) is Cash NOI for properties held for the entirety of all periods presented, with an adjustment for lease termination fees to provide a better measure of actual cash basis rental growth for our Same Store portfolio. We believe that NOI, Cash NOI and Same-Store Cash NOI are helpful to investors as additional measures of operating performance because we believe they help both investors and management to understand the core operations of our properties excluding corporate and financing-related costs and non-cash depreciation and amortization. NOI, Cash NOI and Same Store Cash NOI are unlevered operating performance metrics of our properties and allow for a useful comparison of the operating performance of individual assets or groups of assets. These measures thereby provide an operating perspective not immediately apparent from GAAP income from operations or net income (loss). In addition, NOI, Cash NOI and Same Store Cash NOI are considered by many in the real estate industry to be useful starting points for determining the value of a real estate asset or group of assets. Because NOI, Cash NOI and Same Store Cash NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI, Cash NOI and Same Store Cash NOI as measures of our performance is limited. Therefore, NOI, Cash NOI and Same Store Cash NOI should not be considered as alternatives to net income (loss), as computed in accordance with GAAP. NOI, Cash NOI and Same Store Cash NOI may not be comparable to similarly titled measures of other companies.

Our calculation of each of NOI, Cash NOI and Same Store Cash NOI is presented in the following table for the three months ended September 30, 2024 and September 30, 2023 (dollars in thousands):

	Three Months Ended September 30,
	2024	2023
Reconciliation of Net Loss to Total NOI
Net loss	$(26,549)	$(139,948)
General and administrative expenses	9,122	9,653
Corporate operating expenses to related parties	141	257
Real estate impairment provision	42,894	—
Depreciation and amortization	22,742	25,003
Interest expense	14,140	16,126
Other income, net	(3,592)	(3,654)
Net loss from investment in unconsolidated entity	—	144,598
Extinguishment of debt	508	—
Gain from disposition of assets	(16,125)	(3,748)
Transaction expenses	578	80
Total NOI	$43,859	$48,367

Cash NOI Adjustments
Industrial Segment:
Industrial NOI	$12,698	$12,050
Straight-line rent	(1,473)	(52)
Amortization of acquired lease intangibles	(94)	(97)
Industrial Cash NOI	11,131	11,901

Office Segment:
Office NOI	27,447	27,920
Straight-line rent	(706)	(1,163)
Amortization of acquired lease intangibles	(129)	(137)
Deferred ground/Office lease	421	433
Other intangible amortization	377	377
Office Cash NOI	27,410	27,430

Other Segment:
Other NOI	3,714	8,397
Straight-line rent	(18)	393
Amortization of acquired lease intangibles	(46)	(187)
Deferred ground/Office lease	2	(5)
Other Cash NOI	3,652	8,598
Total Cash NOI	$42,193	$47,929

Same Store Cash NOI Adjustments
Industrial Cash NOI	$11,131	$11,901
Industrial Same Store Cash NOI	11,131	11,901

Office Cash NOI	27,410	27,430
Cash NOI for recently disposed	19	(1,344)
Office Same Store Cash NOI	27,429	26,086

Other Cash NOI	3,652	8,598
Cash NOI for recently disposed	(240)	(4,253)
Other Same Store Cash NOI	3,412	4,345
Total Same Store Cash NOI	$41,972	$42,332

PEAKSTONE REALTY TRUST
Appendix
Annualized Base Rent, Investment Grade, and Normalized EBITDAre Definitions

“Annualized base rent” or “ABR” means the contractual base rent excluding rent abatements and deducting base year operating expenses for gross and modified gross leases as of September 30, 2024, unless otherwise specified, multiplied by 12 months. For leases in effect at the end of any quarter that provide for rent abatement during the last month of that quarter, the Company used the monthly contractual base rent payable following expiration of the abatement period.

“Investment grade” means an investment grade credit rating from a NRSRO approved by the U.S. Securities and Exchange Commission (e.g., Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings Inc.) or a non-NRSRO credit rating (e.g., Bloomberg’s default risk rating) that management believes is generally equivalent to an NRSRO investment grade rating; management can provide no assurance as to the comparability of these ratings methodologies or that any particular rating for a company is indicative of the rating that a single NRSRO would provide in the event that it rated all companies for which the Company provides credit ratings; to the extent such companies are rated only by non-NRSRO ratings providers, such ratings providers may use methodologies that are different and less rigorous than those applied by NRSROs. In the context of Peakstone’s portfolio, references to “investment grade” include, and credit ratings provided by Peakstone may refer to, tenants, guarantors, and non-guarantor parent entities. There can be no assurance that such guarantors or parent entities will satisfy the tenant’s lease obligations, and accordingly, any such credit rating may not be indicative of the creditworthiness of the Company's tenants.

“Net Debt” is total consolidated debt less cash and cash equivalents (excluding restricted cash).

“Normalized EBITDAre” is a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDAre, as defined by the Company, represents EBITDAre (as defined by NAREIT), modified to exclude items such as acquisition-related expenses, employee separation expenses and other items that we believe are not indicative of the performance of our portfolio. Normalized EBITDAre also excludes the Normalized EBITDAre impact of properties sold during the period and extrapolate the operations of acquired properties to estimate a full quarter of ownership (in each case, as if such disposition or acquisition had occurred on the first day of the quarter). We may also exclude the annualizing of other large transaction items such as termination income recognized during the quarter. Management believes these adjustments to reconcile to Normalized EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides investors a view of the performance of our portfolio over time. However, because Normalized EBITDAre is calculated before recurring cash charges, including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Therefore, Normalized EBITDAre should not be considered as an alternative to net income, as computed in accordance with GAAP. Normalized EBITDAre may not be comparable to similarly titled measures of other companies. Please refer to the Supplemental Report for the definition of Normalized EBITDAre (Consolidated).